Exhibit 10.1

GSI Commerce, Inc.

$125,000,000

2.50% Convertible Senior Notes due 2027

Purchase Agreement

June 27, 2007

Goldman, Sachs & Co.,

85 Broad Street,

New York, New York 10004.

Ladies and Gentlemen:

GSI Commerce Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the purchasers named in Schedule I hereto (the “Purchasers”) an aggregate of $125,000,000 principal amount of the 2.50% Convertible Senior Notes due 2027 (the “Firm Notes”). To the extent there are no additional Purchasers listed on Schedule I other than Goldman, Sachs & Co., the term Purchasers as used herein shall mean the singular as the context requires. The Company also proposes to issue and sell to the Purchasers not more than an additional $25,000,000 principal amount of its 2.50% Convertible Senior Notes due 2027 (the “Additional Notes”) if and to the extent that the Purchasers shall have determined to exercise the right to purchase such 2.50% Convertible Senior Notes due 2027 granted to the Purchasers in Section 2 hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Securities”. The Securities will be convertible into shares of common stock, par value $0.01 per share (the “Stock”), of the Company, subject to the Company’s right to settle conversions of Notes in cash, Stock or a combination of cash and Stock, all as provided in that certain indenture to be dated as of July 2, 2007 (the “Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”).

The Securities will be sold to the Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance upon an exemption therefrom.

1.	The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)

A preliminary offering circular, dated June 26, 2007 (the “Preliminary Offering Circular”) and an offering circular, dated June 27, 2007 (the “Offering Circular”), have been prepared in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to as the “Pricing Circular”. Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular that are incorporated by reference into such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”. The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement, except as set forth on Schedule II(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 9:15 am, New York City time, on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule III hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)) listed on Schedule II(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

(c)	Except as otherwise set forth in the Pricing Circular, since March 31, 2007, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock (other than upon the issuance, vesting and/or exercise of equity awards pursuant to equity plans of the Company included in the Pricing Circular) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any material real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Offering Circular;

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Circular, and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company that is a corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and each subsidiary of the Company that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation;

(f)

The Company has an authorized capitalization as of March 31, 2007 as set forth in the Pricing Circular in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, or pursuant to reservations, agreements, employee benefit plans, the conversion of any convertible securities or the exercise of any options, warrants or other similar rights, all as referred to in the Pricing Circular), and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)	The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law);

(h)	The registration rights agreement to be dated as of July 2, 2007 (the “Registration Rights Agreement”), has been duly authorized, and as of the First Time of Delivery (as defined herein), will have been duly executed and delivered by the Company, and will constitute a valid and legally binding agreement enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law);

(i)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(j)	Within six months prior to the date hereof, neither the Company nor, to its knowledge, any of its affiliates (as defined in Rule 144 under the Act) has taken any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(k)

The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law, (ii) the Certificate of Incorporation or By-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, other than, in the case of clauses (i), (iii) and (iv), for such contraventions as would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, registration or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by (w) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Company to the Purchasers and the purchase and distribution of the Securities by the Purchasers, (x) the filing and effectiveness of a registration statement by the Company with the Commission under the Act pursuant to the Registration Rights Agreement, and (y) the qualification of the Indenture, under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) upon the effectiveness of such registration statement;

(l)(i)	Neither the Company nor any of its subsidiaries that is a corporation is in violation of its Certificate of Incorporation or By-laws; no subsidiary of the Company that is a limited liability company is in violation of its respective Certificate of Formation or Limited Liability Company Agreement and (ii) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound other than, in the case of clause (ii) for such defaults as would not, singly or in the aggregate, have a Material Adverse Effect on the Company and it subsidiaries, taken as a whole;

(m)	The statements set forth in the Pricing Circular and the Offering Circular under the captions “Description of the Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, the Indenture and the Registration Rights Agreement, and under the caption “Plan of Distribution” and “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(n)	Other than as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or could reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings have been threatened or are contemplated by governmental authorities against the Company;

(o)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(p)	The Company is currently required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(q)	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Pricing Disclosure Package, will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)	Neither the Company nor, to its knowledge, any person acting on its behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the regulations promulgated under the Act;

(s)	Within the preceding six months, neither the Company nor, to its knowledge, any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(t)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as disclosed in the Pricing Circular, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)	Since December 30, 2006, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w)	Deloitte & Touche LLP, which has audited certain financial statements of the Company and its subsidiaries is to the Company’s knowledge an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(x)	The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(y)	There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(z)	The Company and its subsidiaries own or possess, or can acquire on reasonable terms, or has the right to use, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company and its subsidiaries, taken as a whole;

(aa)	No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Pricing Disclosure Package, or, to the knowledge of the Company, is imminent which, in either case would, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; and

(bb)	The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Disclosure Package.

2.

Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest from the First Time of Delivery, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the

Purchasers shall exercise the right to purchase Additional Notes as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of Additional Notes as to which such right shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Additional Notes by a fraction, the numerator of which is the maximum aggregate principal amount of Additional Notes which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Additional Notes that all of the Purchasers are entitled to purchase hereunder. The Additional Notes may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Notes.

The Company hereby grants to the Purchasers the right to purchase at their election up to $25,000,000 aggregate principal amount of Additional Notes, at the purchase price set forth in clause (a) of the paragraph above. Any such election to purchase Additional Notes may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Additional Notes to be purchased and the date on which such Additional Notes are to be delivered, as determined by Goldman, Sachs & Co., but in no event earlier than the First Time of Delivery (as defined herein) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.	Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

(a)	It will offer and sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A promulgated under the Act in transactions meeting the requirements of such Rule 144A;

(b)	It is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Act; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) promulgated under the Act.

4.(a)

The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (the “Closing

Location”). The time and date of such delivery and payment shall be, with respect to the Notes, 9:30 a.m., New York City time, on July 2, 2007 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Additional Notes, 9:30 am, New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Purchasers’ election to purchase such Additional Notes, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “First Time of Delivery”, any time and date for delivery of Additional Notes, if not the First Time of Delivery, is herein called an “Additional Time of Delivery”, and each such time and date for delivery of Securities is herein called a “Time of Delivery”.

(b)	The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(k) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 pm, New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)	To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

(b)	Promptly from time to time to take such action as you may reasonably request to qualify (or obtain an exemption from qualification of) the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request, and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to take any action that would subject it to taxation in any jurisdiction where it is not subject to taxation, or to file a general consent to service of process in any jurisdiction;

(c)

To furnish the Purchasers with written and electronic copies of the Offering Circular in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the First Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (“Stock Rights”), without your prior written consent; provided that the foregoing shall not apply to (A) the sale of Securities under this Agreement; (B) the issuance by the Company of shares of Stock (i) upon the exercise of an option and warrant or the conversion of a security outstanding on the date hereof or (ii) upon conversion of the Securities; or (C) the issuance by the Company of shares of Stock, Stock Rights, restricted stock units or other equity securities (i) pursuant to the Company’s stock option and equity compensation plans outstanding on the date of this Agreement (including but not limited to the Company’s 2005 Stock Equity Incentive Plan), (ii) in connection with any asset purchase, merger or other acquisition agreement, partner agreement or strategic agreement, provided that, the Company agrees to use commercially reasonable best efforts to cause each recipient to agree in writing with the Company to be bound to the restrictions set forth herein (and the Company hereby agrees to provide a copy of the agreement containing such restrictions to Goldman, Sachs & Co. and not to waive, amend or terminate such restrictions without the prior written consent of Goldman, Sachs & Co.). The sale of up to an aggregate of 350,000 shares of Stock by individual officers and directors identified on Schedule IV hereto will be permitted, provided that such sale may not occur during the period beginning from the date hereof and continuing to and including the date 30 days after the date of the final Offering Circular covering the Offering; provided further, that the Chief Executive Officer shall allocate the applicable number of shares of Stock that each officer and director may sell and that the Company shall provide such allocations promptly in writing to Goldman, Sachs & Co.;

(e)	Not to be or become, at any time prior to the expiration of two years after the First Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

(g)	If requested by you, to use its commercially reasonable efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

(h)	Except for such documents that are publicly available on EDGAR, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(i)	During the period of two years after the Time of Delivery, the Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them;

(j)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds”;

(k)	To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Stock upon conversion of the Securities; and

(l)	To use its commercially reasonable efforts to list, subject to notice of issuance, the shares of Stock issuable upon conversion of the Securities on the Nasdaq Stock Market, Inc.’s Global Market (“NASDAQ”).

6.	(a) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(b)	Each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets) is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(c)	Any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(b) hereto;

7.	The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys (except that the Company’s obligation to reimburse such counsel’s fees and disbursements shall be limited to $5,000 in the aggregate); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading in PORTAL and the listing of the shares of Stock issuable upon conversion of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Cravath, Swaine & Moore LLP, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the matters covered in paragraph (i), the second clause of paragraph (ii), and paragraphs (vi), (vii), (viii), (ix), (xii) (but only to the statements set forth under “Description of the Notes,” “Description of Capital Stock” and “Plan of Distribution”) and, (xiv) of subsection (b) below and a letter with respect to matters covered in subsection (c) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Blank Rome LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)	The Company has been duly incorporated under the Delaware General Corporation Law and is validly existing as a corporation in good standing under the laws of the

State of Delaware, with corporate power and authority to own its properties and conduct its business in all material respects as described in the Offering Circular;

(ii)	The Company’s authorized capital stock is as set forth in the Offering Circular under the caption "Capitalization"; the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Offering Circular under the caption "Description of Capital Stock—Common Stock"; and the issuance of Stock initially issuable upon conversion of the Securities will not be subject to any preemptive or similar rights under (i) the Delaware General Corporation Law, (ii) the Certificate of Incorporation or By-Laws of the Company or (iii) to the knowledge of such counsel, any provision contained in any material contract to which the Company is a party (as listed on Schedule A to such opinion), which provision has not been waived;

(iii)	Based solely upon such counsel’s review of certificates of public officials, the Company is duly qualified as a foreign corporation for the transaction of business under the laws of the Commonwealths of Pennsylvania and Kentucky;

(iv)	Each significant subsidiary (as defined in SEC Regulation S-X) of the Company that is a corporation and incorporated under the laws of any state in the United States, has been duly incorporated thereunder and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each significant subsidiary of the Company that is a limited liability company formed under the laws of any state in the United States has been duly formed thereunder and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of formation; all of the issued shares of capital stock or membership interests of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, and, to our knowledge, free and clear of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania);

(v)	None of the matters described in the Company’s pending litigation schedule dated June 26, 2007 are required to be described in the Offering Circular pursuant to Item 103 of Regulation S-X promulgated by the Commission;

(vi)	This Agreement has been duly authorized, executed and delivered by the Company;

(vii)	The Securities have been duly authorized, and when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Purchasers in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular under the caption "Description of the Notes;"

(viii)	The Indenture has been duly authorized, executed and delivered by the Company and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(ix)	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the Purchasers, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms;

(x)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of (i) any agreement or instrument which is listed as an exhibit, under Item 601(b)(4) or (10) of Regulation S-K promulgated by the Commission, to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, or the Company’s Current Reports on Form 8-K filed thereafter and prior to the date of this Agreement, (ii) the provisions of the Certificate of Incorporation or By-laws of the Company, (iii) any applicable federal or state law, statute, rule or regulation (excluding antifraud laws, statutes, rules or regulations and state securities or Blue Sky laws, as to which we render no opinion) which we, in our experience, believe are generally applicable to the Company in connection with the transactions contemplated by this Agreement, or (iv) any judgment, order, writ or decree set forth on Schedule B to the opinion except, in the case of clause (iii) the breach or violation of which would not have a Material Adverse Effect or have a material adverse effect on the performance of this Agreement or the consummation of any of the Transactions contemplated hereby;

(xi)	Assuming compliance with the representations, warranties, covenants and agreements of the Company (other than with respect to Section 1(k) hereof) and the Purchasers in this Agreement and that the Notes are offered and sold in the manner contemplated by the Purchase Agreement, no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such as may be required by (i) the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities by the Company to the Purchasers and the purchase and distribution of the Securities by the Purchasers or the National Association of Securities Dealers, Inc. (as to which no opinions need to be expressed), (ii) the filing and effectiveness of a registration statement by the Company with the Commission under the Act pursuant to the Registration Rights Agreement, and (iii) the qualification of the Indenture under the Trust Indenture Act upon the effectiveness of such registration statement;

(xii)	The statements set forth in the Offering Circular under the caption “Description of the Notes” and “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Stock, and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(xiii)	Although the statements in the Offering Circular under the caption “Certain U.S. Federal Income Tax Considerations” do not purport to summarize all possible U.S. federal income tax consequences of the acquisition, ownership and disposition of the Securities or Stock, or conversion of the Securities, insofar as such statements constitute a summary of the U.S. federal tax laws referred to therein, such statements provide accurate descriptions in all material respects of the U.S. federal tax laws referred to therein;

(xiv)	Assuming compliance with the representations, warranties, covenants and agreements of the Company (other than with respect to Section 1(k) hereof) and the Purchasers in this Agreement, and that the Notes are offered and sold in the manner contemplated by the Purchase Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; it being understood that no opinion needs to be expressed as to any subsequent resales of Notes acquired by investors from the Purchasers; and

(xv)	The Company is not, and after giving effect to the offering and sale of the Securities to be issued and sold by the Company under this Agreement and the Indenture and the application of the net proceeds from such sale as described in the Offering Circular under the caption “Use of Proceeds”, will not be required to register as an “investment company,” as such term is defined in the Investment Company Act.

(c)

Blank Rome LLP shall also deliver to the Purchasers a statement that although such counsel are not passing upon, have not undertaken to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Offering Circular (except to the extent set forth in paragraph (xii) and (xiii) above), such counsel have participated in conferences with officers of the Company, representatives of the Purchasers and representatives of counsel to the Purchasers during which conferences the contents of the Pricing Disclosure Package and the Offering Circular were discussed and that based upon and subject to the foregoing, nothing has come to such counsel’s attention that causes such counsel to believe that (A) the Pricing Disclosure Package, as of the Applicable Time (other than the financial statements, notes and financial schedules and other financial and data included therein, as to which such counsel shall express no belief), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements, notes and financial schedules and other financial and data included therein, as to which such counsel shall express no belief), contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(e)(i)	Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular, and (ii) since the respective dates as of which information is given in the Pricing Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with intended or potential negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)	The Securities shall have been designated for trading on PORTAL;

(i)	The shares of Stock issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, for quotation on NASDAQ;

(j)	The Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company;

(k)	The Company shall have obtained and delivered to the Purchasers executed copies of an agreement from the shareholders, executive officers and directors of the Company listed on Schedule IV hereto, substantially to the effect set forth in Section 5(d) hereof in form and substance satisfactory to you; and

(l)	The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

9. (a)	The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

(b)

Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)	Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnifying party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 9 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.(a)	If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement or with respect to an Additional Time of Delivery, the obligations of the Purchasers to purchase and of the Company to sell the Additional Notes shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

11.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.	If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 9 hereof.

13.	In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: General Counsel; provided, however, that any notice to a Purchaser pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.	Time shall be of the essence of this Agreement.

16.	The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

18.	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.	The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives, and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Page Follows]

Very truly yours, GSI Commerce, Inc.

By:	/s/ Michael R. Conn
Name: Michael R. Conn
Title: Executive Vice President, Finance and Chief Financial Officer

Accepted as of the date hereof:

Goldman, Sachs & Co.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased	Principal Amount of Additional Notes to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	$125,000,000	$25,000,000

Total	$125,000,000	$25,000,000

SCHEDULE II

(a) Additional Documents Incorporated by Reference: None

(b) Approved Supplemental Disclosure Documents: None

SCHEDULE III

TERM SHEET

GSI Commerce, Inc.

$125,000,000 aggregate principal amount of

2.50% Convertible Senior Notes due 2027

June 27, 2007

This term sheet relates only to the securities described below and should be read together with the preliminary offering circular, dated June 26, 2007 (including the documents incorporated by reference in the preliminary offering circular), relating to these securities.

Issuer	GSI Commerce, Inc.

Securities offered	2.50% Convertible Senior Notes due 2027

Aggregate principal amount offered	$125,000,000

Option to purchase additional notes	$25,000,000

Maturity date	June 1, 2027

Interest	2.50% per annum, accruing from date of first issuance, or from the most recent date to which interest has been paid or duly provided for.

Interest payment dates	June 1 and December 1 of each year, beginning on December 1, 2007.

Price to public	100%

NASDAQ closing price on June 26, 2007 (reference price)	$24.36 per share

Conversion premium	23.15% (approximately) above reference price.

Conversion price	$30.00 (approximately) per share of common stock, subject to adjustment.

Conversion rate	33.3333 shares of common stock per $1,000 principal amount of notes, subject to adjustment.

Free convertibility period	During the periods (i) on or after March 1, 2014 and at any time prior to the close of business on the scheduled trading day immediately preceding June 8, 2014, and (ii) on or after March 1, 2027 and any time prior to the close of business on the scheduled trading day immediately preceding maturity.

Optional redemption by Issuer	Not redeemable prior to June 8, 2014. At any time on or after June 8, 2014, the Issuer may redeem the notes in whole or in part for 100% of the principal amount of the notes, plus accrued and unpaid interest.

Investor puts	Investors may require the Issuer to repurchase the notes on June 1 of 2014, 2017 and 2022, respectively, for 100% of the principal amount of the notes, plus accrued and unpaid interest.

Trade date	June 27, 2007

Settlement date	July 2, 2007

CUSIP / ISIN	36238GAC6 / US36238GAC69

Sole book-running manager	Goldman, Sachs & Co.

Use of Proceeds	We estimate that we will receive net proceeds of approximately $120.7 million from this offering (or approximately $138.9 million if the initial purchaser’s option to purchase up to an additional $25.0 million of notes is exercised in full), after deducting the initial purchaser’s discounts and other expenses. We intend to use the net proceeds from the offering for working capital and general corporate purposes, including possible acquisitions.

Capitalization	After giving effect to the increase in the aggregate offering size of this offering to $125.0 million aggregate principal amount offered (assuming no exercise of the initial purchaser’s option to purchase additional notes), the following line items in the “As Adjusted” column of the Capitalization table would reflect the following unaudited consolidated pro forma amounts as of March 31, 2007:

Cash and cash equivalents . . . . . . . . . . $146,371

2.50% convertible senior notes due 2027 offered hereby . . . . . . . . . . $125,000

Total debt . . . . . . . . . . $203,660

Total capitalization . . . . . . . . . . $433,068

Adjustment to conversion rate upon a make whole fundamental change	The number of additional shares by which the conversion rate will be increased in the event of a make whole fundamental change will be determined by reference to the table below, based on the date on which such make-whole fundamental change occurs or becomes effective (referred to as the “effective date”) and the price (referred to as the “stock price”) per share of our common stock at the time of such make whole fundamental change. If holders of our common stock receive only cash consideration for their shares of common stock in connection with a make whole fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the 10 trading day period ending on the trading day preceding the effective date of such make whole fundamental change.

The stock prices set forth in the first column of the table below (i.e., the row headers) will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. The number of additional shares will be adjusted in the same manner as the conversion rate as set forth under the caption “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” in the Offering Circular.

The following table sets forth the stock prices and the adjustments to the conversion rate, expressed as a number of additional shares to be received per $1,000 in principal amount of the notes, in the event of a make-whole fundamental change:

	$ 24.36	$ 27.50	$ 30.00	$ 32.50	$ 35.00	$ 40.00	$ 45.00	$ 50.00	$ 60.00	$ 75.00	$ 100.00
July 2, 2007	7.71	7.22	6.15	5.30	4.62	3.60	2.89	2.37	1.68	1.08	0.58
June 1, 2008	7.71	7.05	5.95	5.09	4.41	3.39	2.70	2.20	1.54	0.99	0.54
June 1, 2009	7.71	6.80	5.67	4.79	4.10	3.10	2.43	1.96	1.36	0.87	0.47
June 1, 2010	7.71	6.51	5.33	4.43	3.74	2.75	2.11	1.68	1.14	0.73	0.40
June 1, 2011	7.71	6.10	4.87	3.94	3.24	2.29	1.70	1.32	0.88	0.55	0.30

June 1, 2012	7.71	5.57	4.25	3.29	2.60	1.71	1.21	0.91	0.59	0.38	0.21
June 1, 2013	7.71	4.71	3.23	2.24	1.59	0.87	0.56	0.40	0.27	0.18	0.11
June 1, 2014	7.71	3.03	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $100.00 per share, subject to adjustment, no adjustments will be made in the conversion rate.

•	If the stock price is less than $24.36 per share, subject to adjustment, no adjustments will be made in the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 41.0509 shares of common stock per $1,000 in principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under the caption “Description of the Notes — Conversion Rights — Conversion Rate Adjustments” in the Offering Circular.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information is subject to change and does not purport to be a complete description of these securities or the offering. Please refer to the offering circular for a complete description.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This communication is being distributed solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933.

A copy of the offering circular for the offering can be obtained from your Goldman Sachs sales person or Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004 Attention: Prospectus Department (212-902-1171).

SCHEDULE IV

Parties to Lock-Up Agreements

Michael G. Rubin*

Michael R. Conn*

Stephen J. Gold*

John A. Hunter*

Robert W. Liewald*

Arthur H. Miller*

Damon Mintzer*

Steven Davis*

J. Scott Hardy*

Michael J. Donohoe*

M. Jeffrey Branman*

Ronald D. Fisher*

Mark S. Menell*

Michael S. Perlis*

Andrea M. Weiss*

Jeffrey F. Rayport*

Robert Wuesthoff*

QK Holdings, Inc.

SOFTBANK Capital LP

SOFTBANK Capital Advisors Fund LP

SOFTBANK Capital Partners LP

*	Indicates director and/or officer.

A-1

ANNEX I

Pursuant to Section 8(c) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

(i)	They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”) and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Accounting Oversight Board (United States);

(ii)	In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

(iii)	The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

(iv)	On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)	the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

(B)	any other unaudited income statement data and balance sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

(C)

the unaudited financial statements which were not included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

(D)	any unaudited pro forma consolidated condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)	as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(F)	for the period fro the date of the latest financial statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

(v)	In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.